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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          Darnall, Sikes & Frederick
                                          (A Corporation of Certified Public
                                          Accountants)

Lafayette, Louisiana

October 28, 1997